[SIMPSON THACHER & BARTLETT LLP LETTERHEAD APPEARS HERE]


                                                                  Exhibit 5(b)



                                                February 3, 2004



PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania  18101-1179

Ladies and Gentlemen:

     We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by the Company of 6,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be acquired from time to time by participants ("Participants") under the Incentive Compensation Plan and the Incentive Compensation Plan for Key Employees (the "Plans").

     We have examined copies of the Plans, the Registration Statement (including the exhibits thereto) and the related prospectus. We also have examined, and have relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when all necessary corporate action to authorize and approve the issuance of the Shares has been taken by the Finance Committee of the Board of Directors of the Company and when such Shares have been issued to participants in the Plans in accordance with the provisions of the Plans, any newly-issued Shares to be so issued to such Participants will be validly issued, fully paid and nonassessable.

     Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas D. Salus, Esq., to be filed an as exhibit to the Registration Statement.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                       Very truly yours,



                                       /s/ SIMPSON THACHER & BARTLETT LLP



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